Exhibit 99.1

Acquisitions Drive Significant Year-Over-Year Growth

●	Net Income Per Share Increased 148%

●	Core FFO Per Common Share Increased 102%

Old Bethpage – New York – August 9th, 2021 - (GLOBE NEWSWIRE) – Power REIT (NYSE - AMERICAN: PW and PW.PRA) (“Power REIT” or the “Trust”), Power REIT with a focused “Triple Bottom Line” strategy and a commitment to profit, planet, and people, today announced that it is providing an update that includes highlights of the Trust’s financial and operating results for the three and six months ended June 30, 2021.

FINANCIAL HIGHLIGHTS

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Revenue	$2,267,848	$975,122	$4,088,775	$1,762,510

Net Income Attributable to Common Shareholders	$1,376,493	$409,695	$2,321,411	$591,724
Net Income per Common Share (diluted)	0.41	0.21	0.74	0.30

Core FFO Available to Common Shareholders	$1,677,636	$555,252	$2,952,578	$906,901
Core FFO per Common Share	0.51	0.29	0.97	0.48

Growth Rates:
Revenue	133%		132%
Net Income Attributable to Common Shareholders	236%		292%
Net Income per Common Share (diluted)	95%		147%
Core FFO Available to Common Shareholders	202%		226%
Core FFO per Common Share	76%		102%

*See Net Income to Core FFO Reconciliation at the end of this release.

2Q-2021 PORTFOLIO HIGHLIGHTS (3 months ended June 30, 2021)

●	Acquired 4 Controlled Environmental Agriculture (“CEA”) facilities in Colorado and Oklahoma totaling approximately 206,000 square feet of greenhouse and cultivation/processing space.
	○	Approximately $12.4 million was committed to these acquisitions, which includes the purchase price and development costs, but excludes transaction costs.
	○	Entered into 4 new long-term triple-net leases.
	○	Leasing activity is expected to generate straight-line annualized rent of approximately $2.3 million, representing more than an 18% unleveraged yield on invested capital.

1H-2021 PORTFOLIO HIGHLIGHTS (6 months ended June 30, 2021)

●	Grew the CEA portfolio by 8 properties, or approximately 317,000 square feet through accretive acquisitions, which should generate straight-line annualized rent of approximately $4.6 million, representing more than a 17% yield on invested capital.
●	Completed Rights Offering that generated approximately $37 million. Existing common stockholders were offered the right to purchase additional shares at $26.50.
●	Shelf Registration Statement filed and declared effective, which will provide the Trust with better access to capital sources.

Commenting on the 2021 second quarter and first half activities, David Lesser, Chief Executive Officer stated, “We continued to make significant progress on our external growth strategy during the first half of 2021. In addition to completing approximately $26 million of accretive acquisitions, we successfully completed an investor friendly Rights Offering, which generated approximately $37 million and allowed existing investors the opportunity to benefit from our attractive growth trajectory. This capital fueled our accretive acquisition strategy. To date, we have deployed approximately $20 million of the Rights Offerings proceeds into accretive acquisitions so we still have additional capital to deploy that should drive further growth including the potential to close on the previously announced acquisition in Michigan. In addition, we continue to explore non-dilutive capital sources to fund our continued growth while creating shareholder value.”

FORWARD CORE FFO PER SHARE GUIDANCE

Power REIT has now deployed approximately $20 million of the capital raised in its recently closed Rights Offering across several transactions. This leaves approximately $17 million to deploy. Assuming the full deployment of its remaining proceeds into additional acquisitions at an average 16% yield to common equity (i.e. a lower yield than recent transactions), the Trust estimates a forward Core FFO per share run rate of $3.24 as described in our most recently published Investor Presentation which is available at: www.pwreit.com/investors. However, it is important to understand that near-term quarterly results could be below this run-rate due to uncertainty of transaction timing and dilution from the additional shares issued pursuant to the Rights Offering that generated the available cash on Power REIT’s balance sheet for investment.

The following table provides a roadmap analysis for forward Core FFO per share:

Rights Offering Proceeds Net of Costs (est.)	$36,568,291

Announced Transactions Using Proceeds from Rights Offering:
Apotheke	1,813,893
Canndescent	2,685,000
Grail Project Expansion	517,663
Gas Station	2,118,717
Cloud Nine	2,947,905
Walsenburg	3,876,600
Vinita	2,650,000
JKL	2,928,293
-
Total	19,538,071
Remaining Rights Offering Proceeds for Investment	$17,030,220

Unleveraged FFO Yield on Investments (Net)
Annualized Run Rate Core FFO Guidance (existing portfolio)	$8,246,834
Incremental FFO from Acquisitions with Remaining RO Proceeds (@16 % yield)	2,724,914
Incremental G&A to expand Power REIT team	(200,000)
Annualized Run Rate Pro Forma Core FFO	10,771,748

Shares Outstanding	3,322,433

Annualized Run Rate Pro Forma Core FFO Per Share	$3.24
Quarterly Run Rate Pro Forma Core FFO Per Share	$.81
Increase from Q2 2019 (start of business plan)	479%
Increase from Q4 2020	59%

Mr. Lesser continued, “Our updated business plan that we put into motion in the second half of 2019 continues to drive substantial growth. Our Core FFO per Common Share for the six months ended June 30, 2021, increased approximately 102% year over year. This demonstrates our dynamic growth as a function of the attractive yields we can achieve with our strategic CEA investments coupled with our relatively small size which amplifies the impact of these transactions. With the current stock price at 36.46 and a forward Core FFO run rate of $3.24 per share, Power REIT trades at a 11.4 multiple. We believe our potential growth rate driven by acquisitions combined with a relatively low forward Core FFO multiple provides a compelling value proposition for investors. We have previously announced the potential acquisition of an approximately 565,000 square foot green house facility in Michigan. Assuming this transaction closes on terms with similar yields to our recent acquisitions and assuming no additional investment beyond the $18.5 million purchase price, Power REIT’s Forward Core FFO would grow to approximately $3.42. There can be assurance as to when or if this acquisition will occur. We have an active pipeline of acquisitions and hope to announce additional activity in the near future.”

Distributions

For the quarter ended June 30, 2021, the Trust paid dividends of approximately $163,000 (or $0.484375 per share per quarter for a total of $1.9375 per share total) on Power REIT’s 7.75% Series A Cumulative Redeemable Perpetual Preferred Stock.

Subsequent to the end of the second quarter in 2021, the Board of Trustees declared a cash dividend of $0.484375 per depository share on its 7.75% Series A Cumulative Redeemable Perpetual Preferred Stock, which equates to an annual dividend rate of $1.9375 per depository share. The dividend is payable on September 15, 2021, to stockholders of record as of August 15, 2021.

Capital MARKETS ACTIVITY

On June 21, 2021, Power REIT had its shelf registration made effective by the SEC. This positions the Trust to efficiently access additional capital sources through a variety of potential common and preferred stock offerings.

On February 5, 2021, Power REIT closed on its Rights offering, generating proceeds of approximately $36.6 million of proceeds and issued an additional 1,383,394 common shares. Through this Offering, shareholders of record as of December 28, 2020 were offered the opportunity to purchase additional shares at $26.50 per share.

Cash and Cash Equivalents totaled approximately $28.8 million as of June 30, 2021 compared to $5.6 million as of December 31, 2020. The increase is the result of the capital raised in the Rights Offering offset by investment activity.

ACQUISITION ACTIVITY

During the first half of 2021, Power REIT acquired eight new properties and signed long-term leases in conjunctions with these transactions.

●	On June 18, 2021, through a newly formed wholly owned subsidiary, PW CO CanRE JKL, LLC, (“PW JKL”), we purchased a property totaling 10 acres of vacant land (“JKL Property”) approved for medical cannabis cultivation in Ordway, Colorado for $400,000 plus acquisition costs. As part of the transaction, the Trust agreed to fund the immediate construction of an approximately 12,000 square feet of greenhouse and 12,880 square feet of support buildings for approximately $2.5 million. Accordingly, PW JKL’s total capital commitment is approximately $2.9 million. Concurrent with the acquisition, PW JKL entered into a 20-year “triple-net” lease (the “JKL Lease”) with JKL2 Inc. (“JKL”) which will operate a cannabis cultivation facility. The rent for the JKL Lease is structured whereby after an eighth-month free-rent period, the rental payments provide Power REIT a full return of invested capital over the next three years in equal monthly payments. The JKL Lease is structured to provide an annual straight-line rent of approximately $546,000, representing an estimated yield on costs of over 18%.

●	On June 11, 2021, through a newly formed wholly owned subsidiary, PW CO CanRE Vinita, LLC, (“PW Vinita”), we purchased a 9.35-acre property that includes approximately 40,000 square feet of greenhouse space, 3,000 square feet of office space and 100,000 square feet of fully fenced outdoor growing space including hoop houses (“Vinita Property”) approved for medical cannabis cultivation in Craig County, OK for $2.1 million plus acquisition costs. As part of the transaction, the Trust, agreed to fund $550,000 to upgrade the facilities. Accordingly, PW Vinita’s total capital commitment is approximately $2.65 million. Concurrent with the acquisition, PW Vinita entered into a 20-year “triple-net” lease (the “Vinita Lease”) with VinCann LLC (“VC LLC”) which will operate a cannabis cultivation facility. The rent for the Vinita Lease is structured whereby after a seven-month free-rent period, the rental payments provide Power REIT a full return of invested capital over the next three years in equal monthly payments. The Vinita Lease is structured to provide an annual straight-line rent of approximately $503,000, representing an estimated yield on costs of over 18%.

●	On May 21, 2021, through a newly formed wholly owned subsidiary, PW CO CanRE Walsenburg, LLC, (“PW Walsenburg”), we purchased a 35-acre property that includes four greenhouses plus processing/auxiliary facilities (“Walsenburg Property”) approved for medical cannabis cultivation in Huerfano County, Colorado for $2.33 million plus acquisition costs. As part of the transaction, the Trust will fund approximately $1.6 million to upgrade the buildings and construct additional greenhouse space resulting in 102,800 square feet of greenhouse and related space. Accordingly, PW Walsenburg’s total capital commitment is approximately $3.9 million. Concurrent with the acquisition, PW Walsenburg entered into a 20-year “triple-net” lease (the “Walsenburg Lease”) with Walsenburg Cannabis LLC (“WC”) which will operate a cannabis cultivation facility. The rent for the Walsenburg Lease is structured whereby after a sixth-month free-rent period, the rental payments provide Power REIT a full return of invested capital over the next three years in equal monthly payments. The Walsenburg Lease is structured to provide an annual straight-line rent of approximately $729,000, representing an estimated yield on costs of over 18%.

●	On April 20, 2021, through a newly formed wholly owned subsidiary, PW CO CanRE Cloud Nine, LLC, (“PW Cloud Nine”), we purchased two properties totaling 4.0 acres of vacant land (“Cloud Nine Property”) approved for medical cannabis cultivation in southern Colorado for $300,000 plus acquisition costs. As part of the transaction, we agreed to fund the immediate construction of an approximately 38,440 square foot greenhouse and processing facility for approximately $2.65 million. Accordingly, PW Cloud Nine’s total capital commitment is approximately $2.95 million. Concurrent with the acquisition, PW Cloud Nine entered into a 20-year “triple-net” lease (the “Cloud Nine Lease”) with Cloud Nine LLC (“Cloud Nine”) which will operate a cannabis cultivation facility. The rent for the Cloud Nine Lease is structured whereby after a seven-month free-rent period, the rental payments provide Power REIT a full return on invested capital over the next three years in equal monthly payments. The Cloud Nine Lease is structured to provide an annual straight-line rent of approximately $553,000, representing an estimated yield on costs of over 18%.

●	On March 12, 2021, through a newly formed wholly owned subsidiary, PW CO CanRE Gas Station, LLC, (“PW Gas Station”), we purchased a property totaling 2.2 acres of vacant land (“Gas Station Property”) approved for medical cannabis cultivation in southern Colorado for $85,000 plus acquisition costs. As part of the transaction, we agreed to fund the immediate construction of an approximately 24,512 square foot greenhouse and processing facility for approximately $2.03 million. Accordingly, PW Gas Station’s total capital commitment is approximately $2.1 million. Concurrent with the acquisition, PW Gas Station entered into a 20-year “triple-net” lease (the “Gas Station Lease”) with The Gas Station, LLC (“Gas Station”) which will operate a cannabis cultivation facility. The rent for the Gas Station Lease is structured whereby after a seven-month free-rent period, the rental payments provide Power REIT a full return of invested capital over the next three years in equal monthly payments. The Gas Station Lease is structured to provide an annual straight-line rent of approximately $400,000, representing an estimated yield on costs of over 18%.

●	On February 23, 2021, we amended the Grail Project Lease making approximately $518,000 of more funds available to construct an additional 6,256 square feet to the cannabis cultivation and processing space. Once completed, our total capital commitment will be approximately $2.4 million. As part of the agreement, PW Grail and Grail Project have amended the Lease (“Grail Amended Lease”) whereby after an eight-month period, the additional rental payments provide PW Grail with a full return of its original invested capital over the next three years and thereafter, provide a 12.9% return increasing 3% per annum. The additional annual straight-line rent of approximately $105,000 represents an estimated yield on costs of over 18% over our investment.

●	On February 3, 2021, we acquired a property located in Riverside County, CA (the “Canndescent Property”) through a newly formed wholly owned subsidiary (“PW Canndescent”). The purchase price was $7.685 million and we paid for the .85 acre property with $2.685 million cash on hand and the issuance of 192,308 shares of Power REIT’s Series A Preferred Stock. PW Canndescent received an assignment of a lease (the “Canndescent Lease”) to allow the tenant (“Canndescent”) to operate the 37,000 square foot greenhouse cultivation facility on the Canndescent Property. The rent for the Canndescent Lease is structured to provide straight-line annual rent of approximately $1,074,000.

●	On January 14, 2021, through a newly formed wholly owned subsidiary, PW CO CanRE Apotheke, LLC, (“PW Apotheke”), we completed the acquisition of a property totaling 4.31 acres of vacant land (“Apotheke Property”) approved for medical cannabis cultivation in southern Colorado for $150,000 plus acquisition costs. As part of the transaction, we agreed to fund the immediate construction of an approximately 21,548 square foot greenhouse and processing facility for approximately $1.66 million. Accordingly, PW Apotheke’s total capital commitment is approximately $1.81 million. Concurrent with the acquisition, PW Apotheke entered into a 20-year “triple-net” lease (the “Apotheke Lease”) with Dom F, LLC (“Dom F”) which will operate a cannabis cultivation facility. The rent for the Apotheke Lease is structured whereby after an eight-month free-rent period, the rental payments provide Power REIT a full return of invested capital over the next three years in equal monthly payments. After the 44th month, rent is structured to provide a 12.9% return of the original invested capital with increases of 3% rate per annum. The Apotheke Lease is structured to provide an annual straight-line rent of approximately $342,000, representing an estimated yield on costs of over 18%.

●	On January 4, 2021, through a newly formed wholly owned subsidiary, PW CO CanRE Grail, LLC, (“PW Grail”), we completed the acquisition of two properties totaling 4.41 acres of vacant land (“Grail Properties”) approved for medical cannabis cultivation in southern Colorado for $150,000 plus acquisition costs. As part of the transaction, we agreed to fund the immediate construction of an approximately 21,732 square foot greenhouse and processing facility for approximately $1.69 million. Accordingly, PW Grail’s total capital commitment is approximately $1.84 million. Concurrent with the acquisition, PW Grail entered into a 20-year “triple-net” lease (the “Grail Project Lease”) with The Grail Project LLC (“Grail Project”) which will operate a cannabis cultivation facility. The rent for the Grail Project Lease is structured whereby after a six-month free-rent period, the rental payments provide Power REIT a full return on invested capital over the next three years in equal monthly payments. The Grail Project Lease is structured to provide an annual straight-line rent of approximately $350,000, representing an estimated yield on costs of over 18%.

Subsequent events

On July 22, the Registrant declared a quarterly dividend of $0.484375 per share on Power REIT’s 7.75% Series A Cumulative Redeemable Perpetual Preferred Stock payable on September 15, 2021 to shareholders of record on August 15, 2021.

PORTFOLIO

Power REIT’s portfolio currently comprises:

●	20 Controlled Environment Agriculture (CEA) properties with totaling almost 533,000 square feet;
●	7 solar farm ground leases totaling 601 acres; and
●	112 miles of railroad property.

Power reit’s investment thesis

Power REIT believes agricultural production is ripe for technological transformation and the industry is in the early stages of an agricultural venture capital boom that, among other things, will shift production for certain crops from traditional outdoor farms to Controlled Environment Agriculture “plant factories.” Since a significant portion of any given CEA enterprise is real estate, the Trust has identified a unique opportunity to participate in the upward trend of indoor agriculture.

CEA for Cannabis

Power REIT is focused on investing in the cultivation and production side of the cannabis industry through the ownership of real estate. As such it is not directly in the cannabis business and also not even indirectly involved with facilities that sell cannabis directly to consumers. By serving as a landlord, Power REIT believes it can generate attractive risk adjusted returns related to the fast-growing cannabis industry, which is anticipated to offer a safer approach than investing directly in cannabis operating businesses.

CEA for Food

CEA for food production is widely adopted in parts of Europe and is becoming an increasingly competitive alternative to traditional farming for a variety of reasons. CEA caters to consumer desires for sustainable and locally grown products. Locally grown indoor produce will have a longer shelf life as the plants are healthier and also travel shorter distances thereby reducing food waste. In addition, a controlled environment produces high-quality pesticide free products that eliminates seasonality and provides highly predictable output that can be used to simplify the supply chain to the grocer’s shelf.

Statement on Sustainability

Power REIT owns real estate related to infrastructure assets including properties for Controlled Environment Agriculture (CEA Facilities), Renewable Energy and Transportation.

CEA Facilities, such as greenhouses, provide an extremely environmentally friendly solution, which consume approximately 70% less energy than indoor growing operations that do not benefit from “free” sunlight. CEA facilities use 90% less water than field grown plants, and all of Power REIT’s greenhouse properties operate without the use of pesticides and avoid agricultural runoff of fertilizers and pesticides. These facilities cultivate medical Cannabis, which has been recommended to help manage a myriad of medical symptoms, including seizures and spasms, multiple sclerosis, post-traumatic stress disorder, migraines, arthritis, Parkinson’s disease, and Alzheimer’s.

Renewable Energy assets are comprised of land and infrastructure associated with utility scale solar farms. These projects produce power with the use of fossil fuels thereby lowering carbon emissions. The solar farms produce approximately 50,000,000 kWh of electricity annually which is enough to power approximately 4,600 home on a carbon free basis.

Transportation assets are comprised of land associated with a railroad, an environmentally friendly mode of bulk transportation.

ABOUT POWER REIT

Power REIT is a specialized real estate investment trust (REIT) that owns sustainable real estate related to infrastructure assets including properties for Controlled Environment Agriculture, Renewable Energy and Transportation. Power REIT is actively seeking to expand its real estate portfolio related to Controlled Environment Agriculture for the cultivation of food and cannabis.

Power REIT is focused on the “Triple Bottom Line” with a commitment to Profit, Planet and People.

Additional information about Power REIT can be found on its website: www.pwreit.com

Additional Information

Further details regarding Power REIT’s consolidated results of operations and financial condition as of and for the year ended December 31, 2020 are contained in the Trust’s annual report on Form 10-K filed with the Securities and Exchange Commission, which can be viewed at the Trust’s website at www.pwreit.com under the Investor Relations section, and in EDGAR on the SEC’s website, www.sec.gov.

Forward-Looking Statements

This document may contain forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can usually identify forward-looking statements as containing the words “believe,” “expect,” “will,” “anticipate,” “intend,” “estimate,” “would,” “should,” “project,” “plan,” “assume” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained in this document regarding Power REIT’s future strategy, future operations, projected financial position, estimated future revenues and annual run rate, projected costs, acquisition pipeline, future prospects and growth from potential investments, the future of Power REIT’s industries and results that might be obtained by pursuing management’s current or future objectives are forward-looking statements. While Power REIT believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are subject to various risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, Power REIT’s ability to implement its future strategy and achieve the estimated future revenues, earnings, and Core FFO per share, as planned, Power REIT’s ability to complete future acquisitions and generate growth from the investments, as planned, Power REIT’s ability to maintain compliance with the NYSE listing requirements, and the other factors discussed in the Power REIT’s Annual Report on Form 10-K for the year ended December 31, 2020 and Power REIT’s subsequent filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and Power REIT undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Non-GAAP Financial Measures

This document contains supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles (“GAAP”), including the measure identified by us as Core Funds From Operations Available to Common Shares (“Core FFO”). Management believes that Core FFO is a useful supplemental measure of the Trust’s operating performance. Management believes that alternative measures of performance, such as net income computed under GAAP, or Funds From Operations computed in accordance with the definition used by the National Association of Real Estate Investment Trusts (“NAREIT”), include certain financial items that are not indicative of the results provided by the Trust’s asset portfolio and inappropriately affect the comparability of the Trust’s period-over-period performance. These items include non-recurring expenses, such as those incurred in connection with litigation, one-time upfront acquisition expenses that are not capitalized under ASC-805 and certain non-cash expenses, including non-cash, stock-based compensation expense. Therefore, management uses Core FFO and defines it as net income excluding such items. Management believes that, for the foregoing reasons, these adjustments to net income are appropriate. The Trust believes that Core FFO is a useful supplemental measure for the investing community to employ, including when comparing the Trust to other REITs that disclose similarly adjusted FFO figures, and when analyzing changes in the Trust’s performance over time. Readers are cautioned that other REITs may use different adjustments to their GAAP financial measures than we do, and that as a result the Trust’s Core FFO may not be comparable to the FFO measures used by other REITs or to other non-GAAP or GAAP financial measures used by REITs or other companies.

RECONCILIATION NET INCOME TO CORE FFO

Management believes that Core FFO is a useful supplemental measure of the Trust’s operating performance. Management believes that alternative measures of performance, such as net income computed 56 under GAAP, or Funds From Operations computed in accordance with the definition used by the National Association of Real Estate Investment Trusts (“NAREIT”), include certain financial items that are not indicative of the results provided by the Trust’s asset portfolio and inappropriately affect the comparability of the Trust’s period-over-period performance. These items include non-recurring expenses, such as those incurred in connection with litigation, one-time upfront acquisition expenses that are not capitalized under ASC-805 and certain non-cash expenses, including stock-based compensation expense amortization and certain up front financing costs. Therefore, management uses Core FFO and defines it as net income excluding such items. Management believes that, for the foregoing reasons, these adjustments to net income are appropriate. The Trust believes that Core FFO is a useful supplemental measure for the investing community to employ, including when comparing the Trust to other REITs that disclose similarly adjusted FFO figures, and when analyzing changes in the Trust’s performance over time. Readers are cautioned that other REITs may use different adjustments to their GAAP financial measures than Power REIT do, and that as a result, the Trust’s Core FFO may not be comparable to the FFO measures used by other REITs or to other non-GAAP or GAAP financial measures used by REITs or other companies.

CORE FUNDS FROM OPERATIONS (FFO)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue	$2,267,848	$975,122	$4,088,775	$1,762,510

Net Income	$1,539,695	$479,753	$2,647,823	$731,840
Stock-Based Compensation	86,815	48,133	152,973	123,291
Interest Expense - Amortization of Debt Costs	8,528	8,528	17,055	17,055
Amortization of Intangible Asset	59,286	59,284	118,571	118,569
Depreciation on Land Improvements	146,515	29,612	342,566	56,262
Core FFO Available to Preferred and Common Stock	1,840,839	625,310	3,278,988	1,047,017

Preferred Stock Dividends	(163,202)	(70,058)	(326,412)	(140,116)

Core FFO Available to Common Shares	$1,677,637	$555,252	$2,952,576	$906,901

Weighted Average Shares Outstanding (basic)	3,312,001	1,912,939	3,033,751	1,906,126

Core FFO per Common Share	0.51	0.29	0.97	0.48

Growth Rates:
Revenue	133%		132%
Net Income	221%		262%
Core FFO Available to Common Shareholders	202%		226%
Core FFO per Common Share	76%		102%

CONACT:
David H. Lesser, Chairman & CEO	Mary Jensen, Investor Relations
dlesser@pwreit.com	mary@irrealized.com
212-750-0371	310-526-1707

301 Winding Road
Old Bethpage, NY 11804
www.pwreit.com